UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2010
EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(281) 408-1200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 12, 2010, Eagle Rock Energy Partners, L.P. (the “Partnership”) announced that it had entered into an Amended and Restated Securities Purchase and Global Transaction Agreement, dated as of January 12, 2010 (the “Amended and Restated Global Transaction Agreement”), by and between the Partnership, Eagle Rock Energy GP, L.P., the general partner of the Partnership (the “ERGP”), Eagle Rock Energy G&P, LLC, the general partner of ERGP (“G&P LLC”), Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P. (together with Natural Gas Partners VII, L.P., “Natural Gas Partners”), Montierra Minerals & Production Company, L.P., an affiliate of Natural Gas Partners (“Montierra”), Montierra Management LLC, the general partner of Montierra (“Montierra GP”) and Eagle Rock Holdings, L.P., an affiliate of Natural Gas Partners and the sole, direct or indirect, equity owner of ERGP (“ERH” and, together with Natural Gas Partners, Montierra and Montierra GP, the “NGP Parties”), which amends and restates the Securities Purchase and Global Transaction Agreement previously entered into by the same parties on December 21, 2009 (the “Original Global Transaction Agreement”).
     Pursuant to the terms of the Amended and Restated Global Transaction Agreement, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors (the “Board”) of G&P LLC will pay the transaction fee of $29 million contemplated in the Amended and Restated Global Transaction Agreement in common units valued at the greater of (i) 90 percent of a volume-adjusted trailing 10-day average of the trading price of our common units calculated on the 20th day prior to the date of the unitholder meeting and (ii) $3.10 per common unit, unless the Conflicts Committee determines (in its sole discretion), no later than 20 days prior to the date of the unitholder meeting, that the transaction fee will be paid in cash.
     If the Partnership pays the transaction fee in common units, the Partnership will issue the common units on the date on which the previously announced sale of the Partnership’s minerals business is completed as contemplated in the Purchase and Sale Agreement, dated as of December 21, 2009 (the “Minerals Purchase and Sale Agreement”), by and between the Partnership’s wholly-owned subsidiaries Eagle Rock Pipeline GP, LLC and EROC Production LLC (collectively, the “Minerals Business Selling Subsidiaries”) and BSAP II GP L.L.C. (“Black Stone Minerals”), a subsidiary of Black Stone Minerals Company, L.P. In addition, if the Partnership pays the transaction fee in common units, then the record date for the rights offering cannot be set any earlier than the next business day following the day the transaction fee is paid. If the Conflicts Committee elects for the Partnership to pay the transaction fee in cash, the Partnership will pay the transaction fee in connection with the completion of the equity offering contemplated in the Amended and Restated Global Transaction Agreement (or if the equity offering is not completed, within four months (which may be extended to five months under certain circumstances) after the completion of the rights offering).
     Under the terms of the Original Global Transaction Agreement, the Conflicts Committee had the option of causing the Partnership to pay the $29 million transaction fee in cash or in common units valued at $3.10 per common unit, which the Conflicts Committee would have been able to elect at any time up to when the payment was due. The payment, regardless of its form, was due in connection with the completion of the equity offering contemplated in the Original Global Transaction Agreement (or if the equity offering was not completed, within four months (which could have been extended to five months under certain circumstances) after the completion of the rights offering). In the Amended and Restated Global Transaction Agreement, the Conflicts Committee retains its ability to elect between payment of the transaction fee in cash or common units. Although the Conflicts Committee’s option is shorter in duration (as it must be made at least 20 days prior to the date of the special meeting of common unitholders), the number of common units now has the potential to be greater than $3.10 as calculated based on a 10% discount to the volume-adjusted trailing 10-day average trading price. Assuming unitholders approve the transactions, if the Conflicts Committee elects to pay in cash, the timing of payment is the same as under the Original Global Transaction Agreement, but if the Conflicts Committee elects to pay in common units, the newly-issued units will be issued prior to the record date for the rights offering such that they are assured to participate in the rights offering.
     Additionally, under the terms of the Original Global Transaction Agreement, the NGP Parties had agreed to fully participate in the rights offering contemplated in the Original Global Transaction Agreement, by exercising all of the rights received in respect of approximately 9,544,720 common units and general partner units owned by them. In the Amended and Restated Global Transaction Agreement, the NGP Parties have agreed that, in the event the transaction fee is paid in common units as described above, they will exercise the rights issued in respect of such additional common units owned by them.
     Other than the modifications to the provisions governing the form and timing of the payment of the transaction fee and the NGP Parties’ obligation to exercise any rights issued in respect of any additional common units received by them in connection with the payment of the transaction fee, the provisions of the Amended and Restated Global Transaction Agreement have not materially been revised compared to the provisions of the Original Global Transaction Agreement.
     The Conflicts Committee, which is comprised entirely of independent members of the Board, determined that the Amended and Restated Global Transaction Agreement, as well as the transactions contemplated in the Amended and Restated Global Transaction Agreement and the Minerals Purchase and Sale Agreement (collectively, the “Revised Recapitalization and Related Transactions”), are in the best interests of the Partnership and the public unitholders, approved them and recommended them to the Board for approval. Based on the recommendation of the Conflicts Committee, the Board approved the Amended and Restated Global Transaction Agreement and the Revised Recapitalization and Related Transactions, and has recommended, along with the Conflicts Committee, that the public unitholders approve the Amended and Restated Global Transaction Agreement.
Miscellaneous
     The foregoing summary of the Amended and Restated Global Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Global Transaction Agreement (including the exhibits thereto), which is attached as an exhibit to this Current Report and incorporated herein by reference.
     The Amended and Restated Global Transaction Agreement has been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Partnership. The representations, warranties, and covenants contained in the agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
Important Additional Information Regarding the Recapitalization will be Filed with the Securities and Exchange Commission (“SEC”)
     In connection with the proposed transactions, the Partnership will file a proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP AND THE RECAPITALIZATION AND RELATED TRANSACTIONS. Investors and security holders may obtain copies of the proxy statement and other documents that the Partnership files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Partnership’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
     The Partnership and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Additional information regarding the directors and executive officers of the Partnership is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock Energy Partners, L.P. as described above.
Item 7.01. Regulation FD Disclosure.
     On January 12, 2010, the Partnership issued a press release announcing it had entered into the Amended and Restated Global Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
     The statements included in this Current Report on Form 8-K regarding any transaction with Natural Gas Partners, Black Stone Minerals, L.P. and their respective affiliates, or any offering of securities, including the timing thereof, the likelihood that any such transaction could be consummated and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties, including, but not limited to, actions by regulatory authorities, market conditions, the Partnership’s financial results and performance, satisfaction of closing conditions, actions by third parties and other factors detailed in risk factors and elsewhere in the Partnership’s Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Partnership disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Amended and Restated Securities Purchase and Global Transaction Agreement, dated as of January 12, 2010, by and between the Partnership, Eagle Rock Energy GP, L.P., Eagle Rock Energy G&P, LLC, Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production Company, L.P., Montierra Management LLC, the general partner of Montierra and Eagle Rock Holdings, L.P.

99.1	Press Release of the Partnership dated January 12, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.
	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: January 12, 2010	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1
Amended and Restated Securities Purchase and Global Transaction Agreement, dated as of January 12, 2010, by and between the Partnership, Eagle Rock Energy GP, L.P., Eagle Rock Energy G&P, LLC, Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production Company, L.P., Montierra Management LLC, the general partner of Montierra and Eagle Rock Holdings, L.P.

99.1	Press Release of the Partnership dated January 12, 2010.